EXHIBIT 99.1
M E M O R A N D U M

DATE:	September 30, 2005

TO:	Affiliated Computer Services, Inc. Executive Officers and Members of the Board of Directors

FROM:	William L. Deckelman, Jr.

SUBJECT:	Notice of Termination of Blackout Period
As a director or executive officer of Affiliated Computer Services, Inc. (the “Company”), you are subject to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR which prohibit certain transactions in Company equity securities during benefit plan “blackout” periods.
On August 31, 2005, the Company provided notice that a blackout period for the anticipated conversion of the Company’s recordkeeper for the ACS Savings Plan (the “Plan”) was expected to commence on September 16, 2005 and end on or about October 14, 2005.
In connection with certain transactions regarding the Company’s equity securities, the Regulation BTR blackout period was terminated effective September 29, 2005. You will be notified as soon as reasonably practicable of any new blackout period related to the Plan.
If you have any questions regarding this notice, please contact me at (214) 841-6144 or Wayne Lewis at (214) 841-6053, or to either of us in writing at 2828 N. Haskell Ave., Bldg. 1 – 10th Floor, Dallas, TX 75204.